Exhibit 10.08



                        SALES AND DISTRIBUTION AGREEMENT

        This Sales and Distribution Agreement dated as of the 6th day of May, 1997, by and among PFS ("PFS"), an unincorporated division of PepsiCo, Inc., a North Carolina corporation, Pizza Hut, Inc., a Delaware corporation ("Pizza Hut"), Taco Bell Corp., a California corporation ("Taco Bell"), Kentucky Fried Chicken Corporation, a Delaware corporation, and Kentucky Fried Chicken of California, Inc., a Delaware corporation (Kentucky Fried Chicken Corporation and Kentucky Fried Chicken of California, Inc. are together referred to herein as "KFCC"); (Pizza Hut, Taco Bell and KFCC are collectively referred to herein as the "Customer").

        WHEREAS, PFS is an approved distributor of all proprietary and non-proprietary food, supplies, equipment, smallwares, uniforms, beverages, promotional items and point of purchase materials sold to Pizza Hut, Taco Bell and KFC company owned and franchised (including licensed) restaurants; and

        WHEREAS, the Customer desires to appoint PFS, and PFS desires to act, as the exclusive distributor of certain proprietary and non proprietary food, supplies and smallwares (but not restaurant equipment, uniforms, beverages, promotional items or point of purchase materials) sold to the company owned Pizza Hut, Taco Bell and KFC restaurants of the Customer within the continental United States, all on the terms and conditions set forth herein;

        NOW, THEREFORE, the parties hereto agree as follows:

1. Appointment as Approved Distributor of all Company Owned and Franchised Restaurants.

        (a) The Customer hereby appoints PFS as an approved distributor during the term of this Agreement of the Restaurant Products (defined below) sold to all Pizza Hut, Taco Bell and KFC restaurants, whether franchised or owned by the Customer or its subsidiaries or affiliates, in the United States (including Hawaii and Alaska), Canada and the countries where PFS currently exports Restaurant Products from its distribution centers in the United States, which countries are listed in Exhibit A attached hereto (the "Export Countries"). PFS understands that the appointment contained in this Section 1 is not exclusive and that PFS shall only have the exclusive distribution rights for the restaurants and products described in Section 2 below.

        (b) For purposes of this Agreement, the term "Restaurant Products" shall mean all of the proprietary and non-proprietary food, equipment, supplies, smallwares (pans, brooms, cutting knifes, salt and pepper shakers, etc.), uniforms, beverages, promotional items (basketballs, puppets, movies, etc.) and point of purchase materials (table tents, door hangers, etc.) currently or in the future approved by the respective Customer for purchase by any Pizza Hut, Taco Bell or KFC company owned or franchised restaurants. For purposes of clarity, smallwares, as generally known, are reusable items with small dollar values such as the ones described above which are used in the operation of the business and (i) expensed under the Customer's current accounting practices when they are for replacements and (ii) capitalized under the Customer's current accounting practice when they are purchased as part of a new restaurant opening or a major rollout of a new Restaurant Product. In contrast, equipment items are always capitalized under the Customer's current accounting practice (whether as a new or replacement item) and food and suppliers are always expensed.

        (c) All suppliers and specifications for all Pizza Hut, Taco Bell and KFC Restaurant Products purchased by PFS must be approved in advance in writing by Pizza Hut, Taco Bell and KFCC, respectively. PFS hereby acknowledges that it shall have no role in the process of approving any supplier or the specifications for the Restaurant Products. PFS understands that Pizza Hut has signed an exclusive agreement with Leprino Foods Company to buy 100% of the cheese used on pizzas by the Pizza Hut restaurants within the United States which are owned by Pizza Hut and its subsidiaries. As a result, unless other suppliers are specifically approved in writing by Pizza Hut, Leprino Foods Company will be the sole designated supplier of such cheese purchased by Pizza Hut restaurants within the United States, both company owned and franchised. As described in Section 7 below, the Customer's Smart Sourcing division or other equivalent purchasing function ("Smart Sourcing") shall negotiate the price and other purchase terms of all Restaurant Products sold by PFS to the Exclusive Restaurants (defined below) and certain franchised Pizza Hut, Taco Bell and KFC restaurants within the United States. PFS agrees that it shall not purchase
Restaurant Products under agreements negotiated by Smart Sourcing for any customers other than Pizza Hut, Taco Bell or KFC restaurants without the prior written approval of Smart Sourcing. Any breach of the preceding sentence by PFS shall constitute a material breach of this Agreement.

        (d) As described in this Section 1, PFS is an approved distributor for all Pizza Hut, Taco Bell and KFC restaurants throughout the United States, Canada and the Export Countries. All Sections of this Agreement after this
Section 1 shall, however, only describe the relationship between the Customer and PFS with respect to certain Pizza Hut, Taco Bell and KFC restaurants within the 48 contiguous States of the United States of America (the "Continental United States"). To the extent that PFS sells Restaurant Products to Pizza Hut, Taco Bell or KFC restaurants outside of the Continental United States, the Customer and PFS shall separately agree on the terms of their relationship for these restaurants.


2.      Appointment as Exclusive Distributor of Company Owned Restaurants.

        (a) The Customer hereby appoints PFS as the exclusive distributor during the term of this Agreement of the "Exclusive Restaurant Products" (defined below) purchased by (i) the Pizza Hut, Taco Bell and KFC restaurants (traditional and nontraditional units) within the Continental United States which are owned by the Customer on the Closing Date (as defined in Section 9 below) or any of its Subsidiaries (defined below), except for Restaurants Under Definitive Contract (defined below) and the 53 Excluded KFC Restaurants (defined below) or (ii) any additional Pizza Hut, Taco Bell or KFC restaurants (traditional and nontraditional) within the Continental United States which are acquired or built by the Customer or its Subsidiaries during the term of this Agreement (the "Exclusive Restaurants"). The term "Restaurants Under Definitive Contract" shall mean any Pizza Hut, Taco Bell or KFC restaurants owned by the Customer which the Customer has agreed to sell pursuant to a definitive agreement signed by the parties thereto prior to the Closing Date. The term "Excluded KFC Restaurants" shall mean the 53 KFC restaurants currently owned by WMCR Corporation, a subsidiary of KFCC, or hereafter built or acquired by WMCR Corporation in any of the four States where it currently operates, Illinois, Indiana, Michigan and Wisconsin. During the term of this Agreement, the Customer and its Subsidiaries shall purchase, and PFS agrees to sell, 100% of the Exclusive Restaurant Products required by the Exclusive Restaurants, except incidental purchases in emergency situations. The Customer agrees that during the term of this Agreement no supplier or distributor other than PFS shall sell the Exclusive Restaurant Products to the Exclusive Restaurants; provided, however, that if PFS for any reason fails to deliver any Exclusive Restaurant Products on a scheduled delivery date which was ordered within the time required for ordering as described in subsection 5(c) hereof, the Exclusive Restaurant shall be permitted to purchase such Exclusive Restaurant Products from another source or sources to meet its requirements (but only for such order and not for any future orders), and no such purchase shall be construed as a breach of the Customer's obligations or require additional compensation to PFS. The term Exclusive Restaurants shall include all types of nontraditional restaurants including kiosks, carts, delivery units and restaurants in hotels, schools, airports and hospitals but it shall not include any restaurants owned, acquired or built by the Customer which are not Pizza Hut, Taco Bell or KFC restaurants. To the extent the Customer owns, acquires or builds other concept restaurants, they will only be considered Exclusive Restaurants under this Agreement if the Customer and PFS specifically agree in writing to include them under this Agreement.

        (b) For purposes of this Agreement, the term "Exclusive Restaurant Products" shall mean all proprietary and non-proprietary food (except fresh chicken and fresh produce), restaurant supplies (including, without limitation, all paper products) and smallwares currently or in the future approved by the respective Customer for purchase by any Exclusive Restaurant. Fresh chicken, fresh produce, equipment, uniforms, beverages, promotional items and point of purchase materials shall not be within the definition of Exclusive Restaurant Products. As a result, PFS shall be an approved distributor as described in
Section 1 above  (but not an  exclusive  distributor)  of all such  nonexclusive
Restaurant Products which are excluded from the definition of Excluded Restaurant Products. The above definition of Exclusive Restaurants Products may be changed only by written agreement of the Customer and PFS.

        (c) For purposes of this Agreement, the term "Subsidiaries" shall mean the companies, partnerships or other entities in which the Customer owns at least a majority of the total equity interests. For purposes of convenience only, the numerous Subsidiaries of the Customer who own the Exclusive Restaurants are not signing this Agreement. The Customer hereby unconditionally guarantees the full performance of the obligations of its Subsidiaries who own the Exclusive Restaurants during the term of this Agreement and the fact that such Subsidiaries are not signing this Agreement shall not affect in any way the rights or obligations of the Customer or PFS under this Agreement.

        (d) A list of the Exclusive Restaurants on the Closing Date will be provided by the Customer to PFS on the Closing Date, which list will be the initial list of the Exclusive Restaurants. If during the term of this Agreement the Customer or any of its Subsidiaries acquires or builds any additional Pizza Hut, Taco Bell or KFC restaurants, the Customer shall so notify PFS and such additional restaurants shall be added to the list of Exclusive Restaurants and become subject to the terms of this Agreement for the remaining period of this Agreement. If the Customer or any of its Subsidiaries sell, or enters into a definitive agreement to sell, any Pizza Hut or Taco Bell Exclusive Restaurants during the term of this Agreement, and the buyer of such Exclusive Restaurants is or becomes a Pizza Hut or Taco Bell franchisee, as the case may be, the buyer of such Exclusive Restaurants shall be required prior to such sale to enter into a Sales and Distribution Agreement with PFS with respect to such purchased Exclusive Restaurants on substantially the same terms and conditions as this Agreement pursuant to which PFS will continue to be the exclusive distributor of the Exclusive Restaurant Products for such newly franchised Exclusive Restaurants for a term equal to the remaining term of this Agreement. As a result, PFS shall continue to be the exclusive distributor of the Exclusive Restaurant Products during the remaining period of the five year term of this Agreement for any Exclusive Restaurant sold by the Customer or its Subsidiaries as a franchised Pizza Hut or Taco Bell restaurant. Once such buyer enters into such a Sales and Distribution Agreement with PFS with respect to such purchased Exclusive Restaurants, the Customer shall have no further obligations under this Agreement with respect to such purchased Exclusive Restaurants and the Customer shall not guarantee in any way the payment or other obligations of such buyer to PFS. If the buyer of such Exclusive Restaurant already owns other franchised Pizza Hut or Taco Bell restaurants, such other restaurants owned by such buyer shall not be required to become Exclusive Restaurants subject to the terms of this Agreement. The requirement that refranchised Pizza Hut and Taco Bell Exclusive Restaurants must continue to be Exclusive Restaurants under this Agreement shall not apply to KFC Exclusive Restaurants sold by the Customer or its Subsidiaries during the term of this Agreement. If a KFC Exclusive Restaurant is sold by the Customer or its Subsidiaries during the term of this Agreement and becomes a franchised KFC restaurant, the terms of this Agreement shall not apply to said KFC restaurant which will be removed from the list of Exclusive Restaurants.


3.      Prices For Exclusive Restaurant Products

        (a) The prices to be paid by the Exclusive Restaurants for the Exclusive Restaurant Products purchased from PFS during the term of this Agreement shall be equal to (x) the "Landed Cost" (defined below) of the Exclusive Restaurant Products plus an average mark up described in Exhibit B above as a percentage of the Landed Cost of all Exclusive Restaurant Products plus (y) the costs of Smart Sourcing allocated to the Exclusive Restaurant Products and charged to PFS as described in Section 7 below. As described in Exhibit B, the mark up will be different for the different restaurant chains, Pizza Hut, Taco Bell and KFC.

        (b) The term "Landed Cost" shall mean the F.O.B. price to purchase the Exclusive Restaurant Products from the vendor, net of all related allowances, discounts, rebates, or other payments of any kind from the vendor to PFS or the Customer (which will be fully passed through), plus the actual inbound freight costs to ship the Exclusive Restaurant Products to the distribution centers of PFS. Landed Costs shall include the costs incurred by PFS in transferring the Exclusive Restaurant Products between distribution centers only if these transfers are for cross docking or break bulk purposes, where the shipment from the vendor to the final distribution center is planned to go through other distribution centers of PFS. Any costs incurred by PFS in transferring the Exclusive Restaurant Products between its distribution centers as a result of out of stocks (or equivalent circumstances), however, shall not be considered Landed Cost but instead shall be borne by PFS. All cash or early pay discounts which are received by PFS (whether negotiated by Smart Sourcing or PFS) for paying the vendors of the Exclusive Restaurant Products before the payment due date negotiated by Smart Sourcing will not reduce or otherwise be factored into the calculation of the Landed Costs. As described in Section 7 below, the inbound freight costs to ship the Exclusive Restaurant Products to PFS's distribution centers will be managed by PFS unless Smart Sourcing decides otherwise and all of PFS's costs of such inbound freight will be subject to review by Smart Sourcing.

        (c) The parties will agree on the specific method of billing the Exclusive Restaurants (e.g., electronic billing, faxed invoice or other format) and whenever possible electronic billing will be used. The parties understand that at the time it sets its prices lists PFS will only be able to approximate the Landed Costs of the Exclusive Restaurant Products sold to each of the respective Pizza Hut, Taco Bell and KFC Exclusive Restaurants. PFS agrees to make a good faith estimate of such Landed Costs at the time it sets its price lists and to make appropriate adjustments to subsequent invoices to make up for any inaccuracies in the estimates. In addition, at the beginning of each month during the term of this Agreement PFS and the Customer shall jointly review PFS's records relating to the Landed Costs of all Exclusive Restaurants Products sold to each of the respective Pizza Hut, Taco Bell and KFC Exclusive Restaurants during the prior month and shall agree on the appropriate adjustments to the subsequent invoices to make up for any inaccuracies in the estimates. From time to time during the term of this Agreement, the Customer shall have the right to review all financial and business records of PFS which are reasonably requested by the Customer to determine the Landed Costs of the Exclusive Restaurant Products sold to the Exclusive Restaurants. Within 90 days after the end of each calendar year, PFS shall provide to the Customer a calculation by a major independent international public accounting firm, agreed upon by PFS and the Customer, of the Landed Costs of all Exclusive Restaurant Products sold to each of the respective Pizza Hut, Taco Bell and KFC Exclusive Restaurants during that calendar year (which shall be during the stub period from the Closing Date to December 31, 1997 for the 1997 calendar year). Within 30 days after receipt by the Customer of such calculation of the Landed Costs, PFS or the Customer, as the case may be, shall make an adjusting payment to the other party to reflect the difference between the amounts actually charged to the Customer for the Exclusive Restaurant Products and the amounts which should have been charged based on such revised calculation of the Landed Costs. PFS shall make available to the independent accounting firm all financial records necessary to make such calculation. The costs of the independent accounting firm shall be shared equally by the Customer and PFS (50% by each).

        (d) The prices described in paragraphs (a), (b) and (c) above shall apply only to the Exclusive Restaurant Products. For all Restaurant Products which are not included within the definition of Exclusive Restaurant Products (e.g., fresh chicken, fresh produce, equipment, uniforms, beverages, promotional items and point of purchase materials), the prices will be negotiated from time to time by PFS and the Customer.

        (e) Notwithstanding the foregoing, the parties agree that the prices of the Restaurant Products which are food, paper products and similar restaurant supplies purchased by all Pizza Hut restaurants within the Continental United States (both Pizza Hut Exclusive Restaurants and Pizza Hut franchised restaurants) will continue during the term of this Agreement to be subject to the 2.5% net pre-tax profit margin limit set forth in clause D (ii) of Section
8.3 of the standard Pizza Hut Franchise Agreement, a copy of which is attached hereto as Exhibit C. PFS agrees to maintain during the term of this Agreement the rebate program for this 2.5% net pre-tax profit margin limit for Pizza Hut restaurants in the same manner as the program has been administered in the past, including maintaining the current basis for allocating costs (including, without limitation, the current method of charging a hypothetical interest cost) and providing to Pizza Hut and its Pizza Hut franchisees the audit of all allocated costs and the rebate payments provided for under Section 8.3 of the standard Pizza Hut Franchise Agreement.

4.      Payment Terms for the Restaurant Products

        (a) The Customer shall pay to PFS the purchase price for the Restaurant Products delivered to and accepted by the Customer within 30 calendar days after the date of invoice (which invoice will be the same day as delivery). Notwithstanding the foregoing, if any Exclusive Restaurant which is not owned by the Customer does not pay within the required payment terms, such Exclusive Restaurant may be placed by PFS on a cash-on-delivery (C.O.D.) basis or required to provide security or collateral for amounts owed to PFS. Payment to PFS shall be made (i) in the case of the Exclusive Restaurants owned by the Customer, by wire transfer of funds and (ii) in the case of the Exclusive Restaurants which are not owned by the Customer, upon receipt on the due date by PFS of a check in PFS's lock box or by wire transfer of funds. No interest shall be charged to the Customer with respect to payments made on or before the due date. Early pay discounts, if any, will be negotiated by the Customer and PFS from time to time during the term of this Agreement.

        (b) If any amounts due to PFS are not paid in accordance with the payment terms when due as described in subsection 4(a) above, a service charge shall be added to the sums due, which charge shall be equal to the lesser of (i) an interest charge determined by applying to the delinquent balance an interest rate equal to the prime rate of interest of Citibank N.A. (as published from time to time) plus 2% per annum or (ii) the amount determined by applying the maximum rate permitted to be charged under applicable state law.

        (c) If PFS decides to extend credit to any Exclusive Restaurant which is not owned by the Customer, such credit extension shall be subject to the condition that such franchised Exclusive Restaurants provides (i) evidence of continued financial ability to pay its debts and (ii) adequate security or collateral as requested by PFS.


5.      Deliveries and Orders of the Restaurant Products excluding Equipment

        (a) The provisions of this Section 5 describe the mechanics and procedures for ordering and delivering all of the Restaurant Products distributed and sold by PFS to the Exclusive Restaurants except for the new and replacement equipment and furnishings which PFS sells to the Exclusive Restaurants through its equipment business and certain smallware items which are not delivered through the PFS distribution centers (the "Non Fleet Smallwares"). The Restaurant Products, excluding equipment and furnishings and the Non Fleet Smallwares, is hereinafter referred to as the "F & S Restaurant Products". The specific mechanics and procedures for ordering and delivering of equipment, furnishings and the Non Fleet Smallwares is not described in this Agreement and will be subject to the agreement of PFS and the Exclusive Restaurants from time to time.

        (b) Deliveries of the F & S Restaurant Products shall be made twice a week to the Exclusive Restaurants. If the Customer desires to have more than two deliveries per week for any particular Exclusive Restaurants, the Customer will be required to pay an additional charge to PFS in an amount to be negotiated and agreed upon by PFS and the Customer. PFS will offer to the Customer a discount off the purchase price of the F & S Restaurant Products (in an amount determined by PFS) if an Exclusive Restaurant agrees to reduce the number of its scheduled deliveries to less than two deliveries per week. Notwithstanding the foregoing, the Exclusive Restaurants which currently receive three deliveries per week shall continue to receive three deliveries per week without additional charge. PFS may deliver the ordered F & S Restaurant Products to the Exclusive Restaurant at any time during which the Exclusive Restaurant is open for business except for the black out periods described in Exhibit D attached hereto, or such other black out periods which are agreed upon by PFS and the Exclusive Restaurants. Before the beginning of each such black out period PFS's drivers must complete their deliveries and be out of the Exclusive Restaurant and failure to do so will not be considered as an on time delivery. PFS agrees to start deliveries within one hour (before or after) of the expected delivery time that PFS notifies an Exclusive Restaurant. As examples: (i) if the expected delivery time is 9:00am and PFS's driver starts the delivery between 8:00am and 10:00am, the delivery will be on time but (ii) if the expected delivery time is 11:00am for a Taco Bell restaurant and PFS's driver starts the delivery at 11:00am but does not complete the delivery by 11:30am, the delivery will not be on time. PFS will notify the Exclusive Restaurants of the expected delivery time no later than the day preceding the date of delivery. If the delivery cannot be started within such two hour period (one hour before and one hour after the scheduled delivery time), PFS will notify the Exclusive Restaurant in advance but the delivery will still be made the same day. PFS will be allowed to deliver the F & S Restaurant Products when the Exclusive Restaurant is closed (so called "key" deliveries) only with the prior written approval of an officer of the Customer (or other appropriate level employee of the Exclusive Restaurants as designated by the Customer). If PFS's driver sets off an alarm at a key delivery (other than because the Exclusive Restaurant did not provide the correct alarm code) and there are charges incurred by the Exclusive Restaurant as a result of such alarm, PFS will reimburse the Exclusive Restaurant for such charges. Delivery days and times will be scheduled so as to cause as little interruption to the operation of the Exclusive Restaurants as is practical under the circumstances.

        (c) Orders by the Customer for the F & S Restaurant Products must be made to PFS no later than 5:00pm on the day which is two days prior to the scheduled delivery date; provided, however, that for Exclusive Restaurants which are not close to a distribution center of PFS (not within one day normal driving time from PFS's distribution center), PFS may require that these orders be made no later than 5:00pm on the day which is three days prior to the scheduled delivery date. If there are any exceptional cases where PFS wishes to receive orders four days prior to the scheduled delivery date, they must be approved in writing by the local manager of the affected Exclusive Restaurant. PFS agrees to continue to maintain the "Sourcelink" electronic ordering system (or equivalent up to date electronic ordering system) which currently allows the Exclusive Restaurants to make electronic orders for the F & S Restaurant Products. If the Sourcelink orders are not received within two hours before the 5:00pm order deadline, PFS will call the restaurant before the order deadline in order to try to receive the order. If the distribution center of PFS is still unable to receive an order from an Exclusive Restaurant prior to the 5:00pm order deadline, PFS shall automatically order for the Exclusive Restaurant the exact same order it received for the same day of the previous week (excluding smallwares) and the Exclusive Restaurant will be required to accept such delivery when made. To the extent the Exclusive Restaurant is late in ordering or changes its order after the 5:00pm order deadline, PFS is not required to accept such late or changed order. If PFS decides to accept such late or changed order, PFS may charge the Customer a special delivery charge to be negotiated by PFS and the Customer.

        (d) Deliveries shall be to such location on the Exclusive Restaurant premises as the Exclusive Restaurants shall reasonably direct. F & S Restaurant Products shall be deemed delivered when actually placed in the storage areas of the Exclusive Restaurant (including the temperature controlled compartments in the case of the frozen or refrigerated F & S Restaurant Products) by PFS's drivers, as reasonably directed by employees of the Exclusive Restaurant. PFS's drivers will not be required to stock shelves or rotate the F & S Restaurant Products. The Exclusive Restaurants will be responsible to keep the back door and aisle free of debris for PFS's drivers to deliver the F & S Restaurant Products to the storage areas. To the extent practicable, deliveries by PFS shall have unloading priority over all other vendors. The Exclusive Restaurants shall assign and make available an employee or employees to accept delivery, subject to the terms of paragraph (f) below, of F & S Restaurant Products, and to sign the invoice documenting receipt of the ordered F & S Restaurant Products (to the extent received and not damaged).

        (e) PFS will only deliver the F & S Restaurant Products specified by the Customer and shall not substitute products for the F & S Restaurant Products; provided, however, that the delivery on an infrequent basis of F & S Restaurant Products in a different size than ordered shall not be considered a substitute if the total quantity of the F & S Restaurant Products is the amount ordered (e.g., delivery of two 12 ounce jars instead of four 6 ounce jars). PFS agrees to comply with all quality assurance programs and guidelines required by the Customer from time to time during the term of this Agreement to ensure that the quality of the F & S Restaurant Products is maintained while the Restaurant Product is being stored, handled and transported by PFS. The current quality assurance programs and guidelines of each of Pizza Hut, Taco Bell and KFC have been provided to PFS prior to the date hereof.

        (f) If ordered F & S Restaurant Products are not delivered by PFS on the scheduled delivery date (including key deliveries), or are delivered damaged or not meeting the required specification, at the request of the Exclusive Restaurant, PFS will make a special delivery to redeliver the F & S Restaurant Products as quickly as possible. In addition, PFS shall take back all F & S Restaurant Products which are damaged or out of specification and give a credit to the Exclusive Restaurant for the purchase price charged by PFS to the Exclusive Restaurant for that product. If the F & S Restaurant Products were out of specification or the damages were internal and not visible to PFS upon receiving delivery of the F & S Restaurant Products from the vendor, the vendor shall be responsible to PFS for all costs relating to making such special deliveries and to take back damaged or out of specification F & S Restaurant Products. The Customer and PFS each agree to use their respective best efforts to collect such costs from the vendors.

        (g) If the Customer decides to return any nonperishable F & S Restaurant Products ordered by the Customer and delivered to it within specification, not damaged and on the scheduled delivery date, PFS shall charge the Customer for taking back such F & S Restaurant Product an amount equal to 15% of the invoice price of such F & S Restaurant Product (as a restocking fee).

        (h) Title and risk of loss for the F & S Restaurant Products purchased by the Exclusive Restaurants from PFS shall pass to the Exclusive Restaurants upon delivery by PFS inside the Exclusive Restaurant. In the event that any F & S Restaurant Products are delivered and subsequently returned or rejected by an Exclusive Restaurant, title and risk of loss shall revert to PFS upon the physical transfer of possession of the F & S Restaurant Products back to PFS.

        (i) The Customer acknowledges and agrees that PFS has full discretion to direct all deliveries from any distribution center which PFS operates, and to make such changes to the routing process as PFS, in its sole discretion, determines appropriate; provided, however, that PFS shall notify the affected Pizza Hut, Taco Bell and KFC restaurants of any changes in its routes. In addition, the Customer acknowledges and agrees that PFS's fleet may not be solely dedicated to the distribution of F & S Restaurant Products to Pizza Hut, Taco Bell and KFC restaurants. As a result, PFS's fleet which distribute the F & S Restaurant Products to Pizza Hut, Taco Bell and KFC restaurants may also carry other products for delivery to other customers (including competing customers) on the same routes so long as they do not in any way damage, contaminate or adversely affect the quality of the F & S Restaurant Products during the delivery or adversely affect deliveries to the Exclusive Restaurants.

        (j) Management of the inventory levels in the distribution centers of PFS will be the responsibility of PFS except that PFS agrees that it will not buy any F & S Restaurant Products which PFS expects to keep in inventory for more than 60 days without the consent of the Customer. PFS agrees to provide to the extent practicable weekly information to the Customer by distribution center of its inventory levels of the F & S Restaurant Products. PFS shall not be required to buy promotional items or new or test market F & S Restaurant Products until it first receives a firm commitment from the Customer and, in the case of such promotional items or new or test market F & S Restaurant Products which are for sale to franchised Pizza Hut, Taco Bell or KFC restaurants, until it first receives a firm commitment from such franchisees to purchase such promotional items or new or test market F & S Restaurant Products. If any promotional items or any other F & S Restaurant Products which are unique to the Customer's operations are purchased by PFS based on the Customer's projections and such F & S Restaurant Products remain in PFS's inventory for more than 90 days after Customer's projected need, however, PFS may charge the Customer a storage and handling charge equal to 1 % of the Landed Cost of such F & S Restaurant Products per month until such F & S Restaurant Products are delivered to the Customer. Each month during the term of this Agreement the Customer and PFS shall meet to review the amount of promotional items or other unique F & S Restaurant Products which have remained in inventory for more than 90 days after Customer's projected need and use their respective best efforts to agree on a schedule for delivery of such excess inventory to the Exclusive Restaurants as quickly as possible and in any event not more than an additional 90 days after such initial 90 day period. At the end of such additional 90 day period, PFS may require the Customer to either order such excess inventory or direct PFS to dispose of such excess inventory at the Customer's cost. Unless either (i) an F & S Restaurant Product is discontinued by the Customer or (ii) the Customer approves an AIP (authorization for inventory purchase) for F & S Restaurant Products ordered by franchised Pizza Hut, Taco Bell or KFC restaurants, the Customer shall not be responsible to PFS for any storage charges or purchase commitments of any franchised Pizza Hut, Taco Bell or KFC restaurants.

        (k) In the event the Customer decides to recall any Restaurant Product, PFS agrees to assist the Customer, to the extent reasonably requested by the Customer, in its recall efforts, including, without limitation, promptly assisting the Customer in determining exactly which Pizza Hut, Taco Bell or KFC restaurants may need to be notified of a product recall. Unless such recall was needed as a result of any action or omission to act by PFS, the Customer (or the vendor at the Customer's direction) shall reimburse PFS for all additional costs incurred by PFS (e.g., labor, fuel, etc.) in such recall efforts, to the extent such recall was requested by the Customer.

        (l) PFS warrants that all F & S Restaurant Products to be distributed by it to Pizza Hut, Taco Bell or KFC restaurants shall be inspected, handled, stored, shipped and sold by PFS in strict compliance with all applicable (i) federal and state laws (ii) rules and regulations of all governmental agencies having jurisdiction and (iii) municipal ordinances. Upon its receipt of any citation issued by any governmental or regulatory authority which might result in the interruption in PFS's distribution service to any Pizza Hut, Taco Bell or KFC restaurant customers, PFS shall promptly notify such customers who may be affected.

        (m) PFS agrees to use its best efforts to take and respond to emergency calls from the Exclusive Restaurants for delivery of F & S Restaurant Products. PFS and the Exclusive Restaurants will agree upon the additional charges to be paid to PFS for special deliveries needed to respond to such emergency calls.

6.      Minimum Service Levels.

        (a) PFS agrees to maintain during the term of this Agreement, on a total basis for all Exclusive Restaurants serviced by PFS, each of the following monthly service levels:

               (i) The actual number of Perfect Orders (defined below) of the F & S Restaurant Products which are delivered to the Exclusive Restaurants during each month as a percentage of the total number of deliveries of the F & S Restaurant Products ordered shall not be less than 85%; and

               (ii) The number of deliveries of the F & S Restaurant Products during any month which are on time (within one hour before or after the scheduled delivery time as described in Section 5(b) above) shall not be less than 80%.

        The above service levels shall be measured on a total basis for all distribution centers of PFS together (not separately for each individual distribution center). Key deliveries will not be factored in any way into the measurement of on time deliveries described in (ii) above.

        If PFS fails to achieve either of such service levels during any three months of any calendar year during the term of this Agreement (commencing in 1998), this failure shall constitute a material breach of this Agreement entitling the Customer to terminate this Agreement upon notice to PFS as described in Section 10 below.

        (b) PFS agrees to maintain during the term of this Agreement, for the Exclusive Restaurants serviced by each distribution center of PFS, the following monthly service level:

               The actual number of Perfect Orders of the F & S Restaurant Products which are delivered to the Exclusive Restaurants from that distribution center during each month as a percentage of the total number of deliveries of the F & S Restaurant Products ordered shall not be less than 75%.

        The  above  service  level  shall  be  measured   separately   for  each
distribution center of PFS which delivers to the Exclusive Restaurants.

        If PFS fails to achieve the above service level during any three months of any calendar year during the term of this Agreement (commencing in 1998), the Customer shall have the right upon notice to PFS to remove the Exclusive Restaurants which were serviced by such distribution center from the list of Exclusive Restaurants. As a result, if the Customer gives such notice, PFS will lose the exclusive right under this Agreement to deliver the Exclusive Restaurant Products to the Exclusive Restaurants which were customers of such underperforming distribution center.

        (c) The term "Perfect Order" shall mean a delivery where 100% of the cases of the delivered F & S Restaurant Products are (i) exactly the items ordered by the Exclusive Restaurant, (ii) not damaged and (iii) within specification.

        If PFS does not deliver a F & S Restaurant Product because the vendor was not able to supply a F & S Restaurant Product ordered by PFS, such failure shall not be counted against the service levels described in paragraphs (a) and
(b) above.

        Promptly after the end of each month PFS shall notify the Customer of its service levels described in paragraphs (a) and (b) above for that month and, at the request of the Customer, PFS shall make available to the Customer all of its records which support its determination of the service levels and such other records reasonably requested by the Customer.


7.      Smart Sourcing.

        (a) PFS and Smart Sourcing intend that their relationship will be based on a spirit of cooperation where they will support each other whenever possible. During the term of this Agreement, Smart Sourcing will negotiate with the vendors all price and other purchase terms for all Restaurant Products which are distributed and sold by PFS to any Exclusive Restaurants and such prices will constitute, together with inbound freight, the Landed Costs of the Exclusive Restaurant Products as described in Section 3 above. The commitment by PFS to exclusively buy under terms and agreements negotiated by Smart Sourcing all Restaurant Products sold to the Exclusive Restaurants is subject to the exception that if PFS is able to buy such Restaurant Products for the Exclusive Restaurants on terms more favorable to the Exclusive Restaurants than those negotiated by Smart Sourcing, PFS will notify the Customer of such better terms and offer the Customer the opportunity to buy such Restaurant Products on such better terms negotiated by PFS. For the Pizza Hut, Taco Bell or KFC franchised restaurants which are customers of PFS, other than the Exclusive Restaurants which are franchised, PFS shall be required to purchase the Restaurant Products sold to such franchised Pizza Hut and Taco Bell restaurants under the terms and agreements which are negotiated by Smart Sourcing for the Exclusive Restaurants owned by the Customer but PFS may, but it shall not be required to, purchase the Restaurant Products sold to such franchised KFC restaurants under prices and other terms which are negotiated by Smart Sourcing. As a result, PFS shall be committed to exclusively buy through Smart Sourcing terms and agreements all of the Restaurant Products it sells to franchised Pizza Hut and Taco Bell restaurants but PFS shall not be committed to exclusively buy through Smart Sourcing terms all of the Restaurant Products it sells to the franchised KFC restaurants which are not Exclusive Restaurants. Smart Sourcing shall have the right to allocate among two or more vendors the total purchases of the Restaurant Products purchased under terms and agreements negotiated by Smart Sourcing. In addition, Smart Sourcing shall have the right to determine which vendors will supply the Restaurant Products purchased under terms and agreements negotiated by Smart Sourcing to each of the respective distribution centers of PFS. The Customer agrees that the "Weighted Average Payment Term" (defined below) for the Restaurant Products purchased during any calendar quarter by PFS and negotiated through Smart Sourcing will be no less than 15 calendar days. For purposes of this Agreement, the term "Weighted Average Payment Term" shall mean the average number of days after invoice which the suppliers of the Restaurant Products purchased through Smart Sourcing require for payment by PFS, weighted by the Dollar volumes for the different items of the Restaurant Products and the different required terms for payment. Notwithstanding the foregoing, Smart Sourcing may negotiate payment terms for Restaurant Products purchased by PFS for sale to the Exclusive Restaurants owned by the Customer (not franchised Exclusive Restaurants) which result in a Weighted Average Payment Term for such Restaurant Products below 15 calendar days so long as there is an equivalent reduction in the receivable payment terms for such Exclusive Restaurants to fully compensate PFS for paying earlier than a Weighted Average Payment Term of 15 days. As described in Section 3(b) above, PFS shall be entitled to receive all early pay discounts and such discounts shall not reduce the amount of the Landed Costs. Smart Sourcing shall have the right to negotiate early pay discounts which PFS will receive so long as the Weighted Average Payment Term, after taking into account such discounts, is not less than 15 calendar days as described above. Smart Sourcing agrees that PFS shall have the right to receive a total amount of early pay discounts equal to at least $10,600,000 per year (commencing in 1998), without any reduction in the Weighted Average Payment Term below 15 days. If PFS does not have the right to receive at least $10,600,000 early pay discounts during any calendar year during the term of this Agreement (commencing in 1998) without reducing the Weighted Average Payment Term below 15 days, Smart Sourcing shall pay to PFS the amount of such shortfall within 30 days after the end of such calendar year. In addition, Smart Sourcing may negotiate payment terms which include an interest charge for late payments by PFS to the supplier equal to the lesser of: (i) the prime rate of interest of Citibank N.A. (as published from time to time) plus 2% per annum or (ii) the maximum rate permitted to be charged under applicable State law.

        (b) Except as described below, all inbound freight of the Restaurant Products to the distribution centers of PFS, including the selection of the carriers and the negotiation of the freight charges, will be managed by and incurred by PFS as part of its distribution services provided under this Agreement (without any additional fee to the Customer). PFS agrees to use its best efforts to reduce its inbound freight costs and whenever possible arrange for deliveries of the Restaurant Products in full truckloads. If Smart Sourcing requests, PFS shall be required to obtain Smart Sourcing's approval of all deliveries which are less than full truckloads; provided, however, that Smart Sourcing will bear all additional costs to comply with this approval process. PFS shall make available to Smart Sourcing, at such intervals as requested by Smart Sourcing, all of the records of PFS relating to its inbound freight costs for the Restaurant Products. Smart Sourcing shall have the right at any time and in its discretion to require PFS to receive prior approval from Smart Sourcing for all inbound freight charges before they are incurred; provided, however, that Smart Sourcing will bear all additional costs to comply with this approval process. In addition, Smart Sourcing shall also have the right at any time and in its discretion to take over the inbound freight function from PFS, including the selection of carriers and negotiation of rates.

        (c) In addition to and separate from PFS's appointment as the exclusive distributor of the Exclusive Restaurant Products to the Exclusive Restaurants as described in Section 2 hereof, the Customer agrees that, during the term of this Agreement, Smart Sourcing will not allow another distributor other than PFS to distribute the Restaurant Products to any Pizza Hut, Taco Bell or KFC franchised restaurant within the Continental United States under the prices and other purchase terms negotiated by Smart Sourcing. In other words, in addition to the Exclusive Restaurants, PFS will also be the exclusive distributor during the term of this Agreement for franchised Pizza Hut, Taco Bell and KFC restaurants which purchase the Restaurant Products through Smart Sourcing terms. Notwithstanding the foregoing, if KFC National Purchasing Cooperative, Inc. purchases, or arranges for the purchase of, Restaurant Products for franchised KFC restaurants under prices and other purchase terms negotiated by Smart Sourcing, the provisions of this paragraph (c) shall not apply with respect to the Restaurant Products so purchased and the distributor of such Restaurant Products may be a firm other than PFS.

        (d) The Customer shall charge PFS a fee for providing the services of its Smart Sourcing division equal to 1/2 % of the F.O.B. price of the vendors of the Restaurant Products which are purchased by PFS under terms and agreements negotiated by Smart Sourcing. PFS shall pass on this fee to its Pizza Hut, Taco Bell and KFC customers (including the Exclusive Restaurants and all franchised restaurants) within the Continental United States, as described in Section 3(a) in the case of Exclusive Restaurant Products sold to the Exclusive Restaurants. The proportion of the total Smart Sourcing costs which are allocated to the Restaurant Products sold to the Exclusive Restaurants cannot exceed the percentage of the total purchases by PFS of all Restaurant Products under terms and agreements negotiated by Smart Sourcing which is represented by the total purchases by PFS of the Restaurant Products sold to the Exclusive Restaurants. Promptly after the end of each month during the term of this Agreement the Customer shall send to PFS an invoice for its Smart Sourcing fee for that month which invoice will be due within 15 days after receipt. PFS shall have the right to require Smart Sourcing to provide evidence reasonably acceptable to PFS which supports Smart Sourcing's calculation of its fee.


8.      Continuation of Equipment Business

        Although the equipment products of PFS are not part of the Exclusive Restaurant Products sold to the Exclusive Restaurants, PFS currently plans to maintain the equipment business and to make the equipment products available for purchase by the Pizza Hut, Taco Bell and KFC restaurant customers of PFS. PFS agrees to provide to the Customer and its other Pizza Hut, Taco Bell and KFC franchised restaurant customers at least six months prior notice before either
(i) any significant reduction by PFS in the distribution services it offers for equipment products or (ii) PFS sells the equipment business. The Customer agrees to provide to PFS at least six months prior notice before the Exclusive Restaurants owned by the Customer purchase in any calendar year during the term of this Agreement more than 20% of their total purchases of equipment products from companies other than PFS.


9.      Term

        This Agreement shall not apply or go into effect until the closing date (the "Closing Date") of the currently proposed sale of PFS by PepsiCo, Inc. (estimated to occur at the end of June, 1997). This Agreement shall be for a term of five years commencing on the Closing Date, unless earlier terminated as provided in Section 10 hereof. This Agreement shall automatically terminate after such term unless the Customer and PFS expressly agree in writing to extend such term for an additional period.


10.     Termination

        This Agreement may be terminated prior to the end of the term hereof, without affecting the rights or obligations of either party with respect to the Restaurant Products already delivered by PFS, as follows:

        (a) In the event that the other party breaches any material term of this Agreement, and such breach shall remain unremedied for a period of thirty calendar days after written notice of such breach from the non-breaching party, the non-breaching party may terminate this Agreement upon written notice to the breaching party.

        (b) If PFS is in material breach of this Agreement for failure to maintain either of the service levels described in Section 6(a) hereof for any three months of any calendar year during the term of this Agreement (commencing in 1998), the Customer may terminate this Agreement upon written notice to PFS at any time during the 90 day period after the end the third month in which it failed to meet such service level.

        (c) In the event that either party (i) makes an assignment for the benefit of its creditors, (ii) has a petition initiating a proceeding under applicable bankruptcy laws filed against it and such petition is not set aside within 60 days after such filing, (iii) files any voluntary petition for bankruptcy, liquidation or dissolution or has a receiver, trustee or custodian appointed for all or part of its assets or (iv) seeks to make an adjustment, settlement or extension of its debt with its creditors generally, the other party may terminate this Agreement upon written notice to such party.


11.     Insurance

        Each party shall obtain and maintain comprehensive general liability insurance (including products liability) in amounts equal to at least Ten Million Dollars ($10,000,000) combined single limit for death, personal injury, and property damage, and worker's compensation insurance as required by law. Each party shall file with the other certificates evidencing such insurance and shall promptly pay all premiums on said policies as and when the same become due. In addition, said policies shall contain a provision requiring thirty days prior written notice to the other of any proposed cancellation or termination of insurance. The insurance requirements set forth above are minimum coverage requirements and are not to be construed in any way as a limitation of liability under this Agreement.


12.     Trademarks

        (a) Neither the Customer nor PFS shall acquire any right or interest in the trademarks or trade names of the other party pursuant to this Agreement. Except as specifically set forth herein, neither the Customer nor PFS shall use the name of the other or any part of any trademark or trade name of the other party without the express written permission of such other party.

        (b) PFS may continue to display the Pizza Hut, Taco Bell and KFC trademarks on its delivery fleet in the same manner as such trademarks are currently displayed. Any change in the way such trademarks are displayed on PFS's delivery fleet shall require the prior written approval of the Customer. The Customer may, in its discretion, either (i) require PFS, at the Customer's cost (unless PFS is refurbishing its fleet pursuant to a normal maintenance schedule), to change the way the Pizza Hut, Taco Bell and KFC trademarks are displayed on the fleet of PFS in order to update the logos for any changes in the way such trademarks are generally displayed by the Customer or (ii) require PFS to remove such trademarks from its fleet at any time, at the Customer's cost. PFS further agrees that, without the Customer's prior written consent, PFS's delivery trucks which display the Pizza Hut, Taco Bell and KFC trademarks will not be used for any deliveries to any customers of PFS other than Pizza Hut, Taco Bell and KFC restaurants. PFS shall not be required, however, to continue to display the Pizza Hut, Taco Bell and KFC trademarks on it delivery fleet and shall be free, in its discretion, to remove such trademarks at any time. PFS agrees that its delivery fleet which deliver the Restaurant Products to any Pizza Hut, Taco Bell or KFC restaurants (the Exclusive Restaurants or any franchised Pizza Hut, Taco Bell or KFC restaurants) shall not display the trademarks of any other restaurant customer of PFS.

13.     Confidentiality by PFS

        (a) PFS acknowledges the Customer's need to maintain the confidentiality of certain proprietary information disclosed by the Customer to PFS. All information communicated by the Customer to PFS which contains vendor pricing information negotiated by Smart Sourcing, marketing and restaurant data, new product information or other information specifically relating to the Customer's business shall be kept confidential and not used or disclosed by PFS to any third party; provided, however, that the foregoing restriction shall not apply to the Landed Cost information which PFS is required to provide to the independent international public accounting firm as described in subsection 3(c) hereof (but only to the extent so provided). Such confidential information shall not include information (i) which becomes generally known to the public through no disclosure by PFS, (ii) which PFS can show was known by it prior to disclosure to it by the Customer or (iii) which is required by law to be disclosed. PFS shall inform its employees of the confidential nature of all information provided by the Customers which is confidential pursuant to the terms of this Section 13 and PFS shall be fully responsible for any breach by its employees of the terms of this Section 13.

        (b) Each party hereto agree to keep the terms of this Agreement confidential and not disclose them to any third party without the prior written consent of the other parties hereto, except to the extent such disclosure is required by law.


14.     Indemnity

        (a) PFS shall indemnify and hold the Customer, as well as the Customer's parents, subsidiaries, affiliates, successors and assigns, and each of their respective officers, directors, and employees, harmless from and against any and all loss, liability, claims, demands or suits (including, without limitation, reasonable attorneys' fees and expenses) which arise out of:

               (i) the breach of any of the representations, warranties or agreements made by PFS in this Agreement (including, without limitation, damages caused by any violations of law by PFS or recalls caused by
        PFS); or

               (ii) the warehousing, delivery, storage, handling or transporting of any Restaurant Products while under the care, custody, or control of PFS.

        (b) The Customer shall indemnify PFS, as well as PFS's parents, subsidiaries, affiliates, successors and assigns, and each of their respective officers, directors and employees, harmless from and against any and all loss, liability, claims, demands or suits (including, without limitation, reasonable attorneys' fees and expenses) which arise out of:

               (i) the breach of any of the representations, warranties or agreements made by the Customer in this Agreement; or

               (ii) the operations or business of the Customer (including, without limitation, Smart Sourcing) and the Exclusive Restaurants.


15.     No Franchise or Agency

        Nothing in this Agreement shall be deemed to make either party the agent or representative of the other party for any purpose whatsoever. Nothing provided in this Agreement shall be deemed to grant either party any right or authority to assume, create or expand any obligation or responsibility, express or implied, on behalf of or in the name of the other party, or to bind the other party in any manner or matter whatsoever. Neither party to this Agreement shall have any authority to employ any person as agent or employee for or on behalf of the other party to this Agreement for any purpose. It is the express intention of the parties that each party hold the other party harmless from and against any and all claims, liability and expense arising out of any unauthorized act of its respective employees and agents.


16.     General Provisions

        (a) Appointment of Executive Officers of Customer. During the term of this Agreement Pizza Hut, Taco Bell and KFCC shall notify PFS in writing of the names of the executive officers who shall have the authority to bind all three companies, Pizza Hut, Taco Bell and KFCC and act on behalf of the Customer, in connection with any matter relating to this Agreement, including, without limitation, amending the terms of this Agreement as described in Section 16(e) below.

        (b) Dispute Resolution. Each of the Customer and PFS shall appoint one or more employees who will meet with each other on a regular basis to review the performance by each party pursuant to the terms of this Agreement. The Customer and PFS shall each appoint an executive officer to meet for the purpose of resolving any claim, dispute and/or controversy arising out of or relating to the performance of this Agreement. If the dispute is not resolved by negotiation within thirty (30) days, the parties shall endeavor to settle the dispute by mediation under the then current Center For Public Resources ("CPR") Model Procedure for Mediation of Business Disputes. The neutral third party will be selected from the CPR panel of neutrals, with the assistance of CPR, unless the parties agree otherwise. In the event that the parties are unsuccessful in resolving the dispute via mediation, the parties agree promptly to resolve any such claim, dispute and/or controversy through binding confidential arbitration conducted in Louisville, Kentucky, in accordance with the then current rules of the American Arbitration Association ("AAA"). The parties irrevocably consent to such jurisdiction for purposes of the arbitration, and judgment may be entered thereon in any state or federal court in the same manner as if the parties were residents of the state of federal district in which said judgment is sought to be entered. The arbitrator shall not make any award or decision that is not consistent with applicable law. In any action between the parties, the prevailing party in such action shall recover its costs and expenses, including reasonable attorney fees, from the non-prevailing party. All applicable statutes of limitations and defenses based upon the passage of time shall be tolled while the requirements of this Section 16(b) are being followed.

        (c) Access to Distribution Centers. During the term of this Agreement the Customer shall have the right to inspect at any time during the term of this Agreement the distribution centers, all delivery trucks and any other facility of PFS which carry the Restaurant Products.

        (d) Assignment. This Agreement shall be binding upon all of the parties hereto and upon all of their respective heirs, successors and permitted assigns. The Customer understands that PFS is currently in the process of being sold by PepsiCo, Inc. PFS shall have the right to assign its rights and obligations under this Agreement to any corporation, partnership, firm or other entity which buys substantially all of PFS's assets and upon such assignment (i) such buyer shall assume all of PFS's obligations under this Agreement and take the place of PFS for all purposes of this Agreement and (ii) PepsiCo, Inc. shall have no further obligations hereunder. Except for the permitted assignment by PFS as described above, this Agreement shall not, however, be assignable or transferable, in whole or in part, by any party except upon the express prior written consent of all of the other parties. Any attempt to assign or otherwise transfer this Agreement or any rights or obligations hereunder in violation of the foregoing shall be void.

        (e) Amendments. This Agreement shall not be amended except in writing signed by all parties hereto.

        (f) Notices. All notices, demands, consents or other communications required or permitted hereunder shall be in writing and personally delivered or sent by overnight air courier, addressed as follows: if to the Customer to each of (i) Pizza Hut, Inc., 14841 Dallas Parkway, Dallas, Texas 75240, Attn:
President,  (ii) Taco Bell Corp.,  17901 Von Karman,  Irvine,  California 92714,
Attn: President and (iii) KFC Corporation, 1441 Gardiner Lane, Louisville, Kentucky 40213, Attn: President; and if to PFS, to PFS 14841 Dallas Parkway, Dallas, Texas 75240, Attn: President; or to such other address as may hereafter be furnished in writing to the other party in the manner described above. Any notice, demand, consent or communication given hereunder in the manner described above shall be deemed to have been effected and received as of the date hand delivered or as of the date received if sent by overnight air courier.

        (g) Force Majeure. No party shall be responsible for delays or defaults under this Agreement if such delay or default is occasioned by war, strikes, fire, an act of God or other causes beyond such party's control.

        (h) Waiver. No provision, requirement, or breach of this Agreement may be waived by any party except in writing. If any party fails to enforce any right or remedy available under this Agreement, that failure shall not be construed as a waiver of any right or remedy with respect to any other breach or failure by the other parties. If PFS fails to maintain the service levels described in Sections 6 hereof during any three months of any calendar year during the term of this Agreement (commencing in 1998) and the Customer does not exercise its right to terminate this Agreement as described in Section 10(b) hereof within 90 days after the third such month, the Customer shall waive any right to terminate this Agreement with respect to the low service levels during such three months but shall not waive any right to terminate this Agreement as a result of low service levels during any months after such three months.

        (i) Captions. The captions used herein are inserted only as a matter of convenience and for reference and in no way define, limit, or describe the scope or the intent of any section or paragraph hereof.

        (j) Governing Law and Forum. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of Kentucky without giving effect to the conflicts of laws principles thereof.

        (k) Severability. If any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

        (l) Other Documents. The terms, conditions and provisions of any invoice, billing statement, confirmation, or other similar document relating to the services rendered in connection with this Agreement shall be subject and subordinate to the terms, provisions and conditions of this Agreement and, in the event of a conflict between the terms, conditions and provisions of any such document and of this Agreement, the terms, conditions and provisions of this Agreement shall govern.

        (m) Survival of Obligations. The obligations of any party under this Agreement, which by their nature would continue beyond expiration or termination of this Agreement, including, without limitation, indemnification by such party as provided in
Section 14 hereof, shall survive the expiration or termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.

                                            PFS, a division of PepsiCo, Inc.


                                            By: _____________________



                                            Pizza Hut, Inc.


                                            By: _____________________
                                                   David Novak
                                                   President, Chief Executive
                                                   Officer


                                            Taco Bell Corp.


                                            By: _____________________
                                                   John Antioco
                                                   President, Chief Executive
                                                   Officer

                                            Kentucky Fried Chicken Corporation


                                            By: _____________________
                                                   David Novak
                                                   President, Chief Executive
                                                   Officer

                                            Kentucky Fried Chicken of
                                            California, Inc.


                                            By: _____________________
                                                   David Novak
                                                   President, Chief Executive
                                                   Officer


                               AMENDMENT AGREEMENT

        Amendment Agreement dated as of May 29, 1997 among PFS, an unincorporated division of PepsiCo, Inc., a North Carolina corporation, Pizza Hut, Inc., a Delaware corporation, Taco Bell Corp., a California corporation, Kentucky Fried Chicken Corporation, a Delaware corporation, and Kentucky Fried Chicken of California, Inc., a Delaware corporation.

        WHEREAS, the parties hereto are parties to the Sales and Distribution Agreement dated as of May 6, 1997 (the "Distribution Agreement") pursuant to which PFS has been appointed as the exclusive distributor of certain food, supplies and smallwares sold to company owned Pizza Hut, Taco Bell and KFC Restaurants in the continental United States; and

        WHEREAS, the parties hereto desire to amend the Distribution Agreement on the terms set forth herein.

        NOW, THEREFORE, the parties hereto hereby agree as follows:

        (1) Section 9 of the Distribution Agreement is hereby amended by adding the following sentence to the end of such Section:

        "Notwithstanding anything to the contrary herein, the termination of this Agreement at the expiration of such term or otherwise shall not operate to terminate the appointment of PFS as an approved distributor of the Restaurant Products sold to all Pizza Hut, Taco Bell and KFC restaurants pursuant to
Section 1 hereof."

        (2) Other than as specifically set forth herein, the Distribution Agreement shall remain in full force and effect, without amendment, modification or waiver.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.
                                            PFS, a division of PepsiCo, Inc.


                                            By: _____________________


                                            Pizza Hut, Inc.


                                            By: _____________________
                                                   David Novak
                                                   President, Chief Executive
                                                   Officer


                                            Taco Bell Corp.


                                            By: _____________________
                                                   John Antioco
                                                   President, Chief Executive
                                                   Officer




                                            Kentucky Fried Chicken Corporation


                                            By: _____________________
                                                   David Novak
                                                   President, Chief Executive
                                                   Officer

                                            Kentucky Fried Chicken of
                                            California, Inc.


                                            By: _____________________
                                                   David Novak
                                                   President, Chief Executive
                                                   Officer